UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2009

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 6.03 Change in Credit Enhancement or Other External Support.

On March 20, 2009, the Credit Enhancement Letter of Credit ("Credit Enhancement"), provided by TCS Global Holdings, L.P., an affiliate of Theodore G. Schwartz ("TCS"), in connection with the Revolving Credit and Security Agreement between APAC Customer Services, Inc. and PNC Bank National Association was released.

On May 5, 2008, APAC entered into a $40 million Revolving Credit and Security Agreement with PNC ("Revolving Loan Agreement"). Borrowings under the Revolving Loan Agreement are dependent on the amount of APAC’s eligible accounts receivables. Additionally, as a condition for closing the Revolving Loan Agreement, TCS was required to provide the Credit Enhancement, which enabled APAC to borrow an additional $9 million.

The terms of the Revolving Loan Agreement allowed the Credit Enhancement to be removed if certain financial thresholds were met, including a minimum EBITDA level, a minimum Fixed Charge Coverage ratio, as well as certain minimum availability thresholds. APAC’s financial results for the fiscal year ended December 28, 2008 met each of the necessary requirements for releasing the Credit Enhancement.

Under the terms of the loan, APAC paid an annual fee of 2% on the Credit Enhancement, plus an additional annualized fee, which ranged from 2%-5% which was paid on a monthly basis. The release of the Credit Enhancement will result in an annual savings of approximately $360,000.

The $40 million Revolving Credit and Security Agreement remains in place. With the release of the Credit Enhancement, availability under the Revolving Loan Agreement will be dependent on the amount of APAC’s eligible accounts receivables.

On March 26, 2009, the Company issued a press release announcing the release of the Credit Enhancement.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of the Company, dated March 26, 2009, regarding the release of the Credit Enhancement.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. The company's Annual Report on Form 10-K for the year ended December 28, 2008 discuss some of these factors. The Company's filings are available on a website maintained by the SEC at: http://www.sec.gov. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The information included in Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filings made under the Securities Act of 1933, except as expressly set forth by specific reference to any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

March 26, 2009	By:	/s/Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 26, 2009